Exhibit 1.1

MagnaChip Semiconductor Corporation

Common Stock, par value $0.01 per share

Underwriting Agreement

September 9, 2013

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Certain stockholders of MagnaChip Semiconductor Corporation, a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Stockholders”) propose, severally and not jointly, subject to the terms and conditions stated herein, to sell to Barclays Capital Inc. (the “Underwriter”) an aggregate of 1,700,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company. The 1,700,000 shares of Common Stock to be sold by the Selling Stockholders are herein called the “Shares.”

1. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i) A registration statement on Form S-3 (File No. 333-180695) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives or, in the case of the Prospectus (as defined below), to be delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented, including without limitation by and including the Preliminary Prospectus, immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof), is hereinafter called the “Pricing Prospectus”; the form of final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) The Company is eligible to use Form S-3 under the rules and regulations of the Commission presently in effect under the Act in connection with the registration and offering of the Shares in the offering contemplated in this Agreement and the Shares have been and remain eligible for registration by the Company on such shelf registration statement.

(iii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(iv) For the purposes of this Agreement, the “Applicable Time” is as defined in Schedule II(b) hereto. The Pricing Prospectus as supplemented by the information listed in Schedule II(b) hereto (collectively, the “Pricing Disclosure Package”) taken together as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(v) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(vi) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(vii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus any loss or interference that is material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any change in the capital stock (other than as a result of the grant or exercise of rights pursuant to equity based incentive plans or arrangements for directors, officers and employees of the Company and its subsidiaries) or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;

(viii) The Company and its subsidiaries have good title to all real property and all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus and except to the extent the failure to have such title or the existence of such liens, charges, encumbrances and restrictions would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(ix) Each of the Company and MagnaChip Semiconductor, Ltd., a corporation incorporated under the laws of the Republic of Korea, has been duly incorporated and is validly existing as a corporation in good standing under its jurisdiction of incorporation, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except in each case as would not have a Material Adverse Effect;

(x) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except for director qualifying shares and as otherwise set forth in the Pricing Prospectus and Prospectus), free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to acquire the Shares; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Common Stock or any other class of capital stock of the Company (except as set forth in the Prospectus under “Description of Common Stock” and except for securities, warrants, rights or options issued pursuant to equity incentive plans and other agreements of the Company described in the Pricing Prospectus as such plans and agreements are in effect as of the date of the Pricing Prospectus);

(xi) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor (b) will such action result in any violation of (i) the provisions of the Certificate of Incorporation or Bylaws of the Company or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except in the case of (a) or (b)(ii) above for any default, conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriter;

(xii) Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation or Bylaws or other governing documents, (b) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, or (c) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except in the case of clause (b) or (c) for such defaults or violations which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xiii) Except as set forth in the Pricing Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xiv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xviii) Samil PricewaterhouseCoopers, which has audited certain consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder;

(xix) The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s and its subsidiaries’ principal executive officers and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”). Except as disclosed in the Pricing Prospectus, the Company’s and its subsidiaries’ internal control over financial reporting is effective and the Company and its subsidiaries are not aware of any material weaknesses in their internal control over financial reporting;

(xx) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxii) Except as described in the Pricing Prospectus and the Prospectus, no material relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be disclosed in the Pricing Prospectus and the Prospectus pursuant to Section 404 of Regulation S-K;

(xxiii) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect;

(xxiv) Except as described in the Pricing Prospectus and the Prospectus, the Company and each of its subsidiaries have filed all U.S. federal and other state and local and non-U.S. tax returns required to be filed through the date hereof or the Time of Delivery (as hereinafter defined), subject to permitted extensions, and have paid all taxes due and payable, other than those being contested in good faith and for which adequate reserves have been established in accordance with GAAP or those currently payable without penalty or interest or where the failure to file or pay would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its subsidiaries except those tax assessments for which adequate reserves have been established in accordance with GAAP or where the failure to pay such assessments would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries do not have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxv) There are no stamp, issue, registration, documentary or transfer taxes or other similar taxes, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Shares;

(xxvi) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xxvii) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect;

(xxviii) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, methods, processes, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the conduct of their respective businesses without, to their knowledge, infringing, misappropriating or otherwise violating the rights of others except where the infringement, misappropriation or other violation would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will infringe, misappropriate or otherwise violate, and have not received any notice of any claim of any infringement, misappropriation or violation of, any proprietary rights of others that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is aware of any material pending or threatened claim to the contrary or any material pending or threatened challenge by any other person to the rights of the Company or its subsidiaries with respect to any of the foregoing;

(xxix) Except for such matters as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the Pricing Prospectus and the Prospectus and except for such matters as would not reasonably be expected to have a Material Adverse Effect, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants;

(xxx) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Prospectus and the Prospectus (including the risk factors discussions therein);

(xxxi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xxxiii) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company and its subsidiaries reasonably believe is adequate for the conduct of their respective businesses and the value of their respective properties, except where the failure to carry or maintain such insurance would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxiv) The Company has no liability for any prohibited transaction or any failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant except as would not reasonably be expected to have a Material Adverse Effect. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA;

(xxxv) Except as described under the caption “Underwriting” in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any other person other than the Underwriter pursuant to this Agreement that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the purchase and sale of the Shares;

(xxxvi) The statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required;

(xxxvii) The financial statements and schedules, including the notes thereto, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Pricing Prospectus and the Prospectus, present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Pricing Prospectus and the Prospectus fairly present in all material respects, on the basis stated therein, the information included therein. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus.

(xxxviii) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered by such certificate; and

(xxxix) Prior to the date hereof, none of the Company, its subsidiaries nor any of their affiliates has taken, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(b) Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each of the Underwriter and the Company that:

(i) Except for such consents, approvals, authorizations and orders as have been obtained and made under the Act or from FINRA and such as may be required under state securities laws, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) With respect to Shares placed in custody by each Selling Stockholder with the Custodian, the Custody Agreement is enforceable against such Selling Stockholder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii) The sale of the Shares by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement applicable to such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (1) any statute to which such Selling Stockholder is subject, (2) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor (b) will such action result in (1) any violation of the provisions of the organizational documents of such Selling Stockholder or (2) any statute applicable to such Selling Stockholder or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, in the case of (a) or (b)(2) above, for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement or perform any of its respective obligations under this Agreement, the Power of Attorney or the Custody Agreement;

(iv) Such Selling Stockholder has, and immediately prior to the Time of Delivery (as hereinafter defined) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims created by this Agreement, the Lock-Up Agreement, the Custody Agreement and the Power of Attorney, in each case to which such Selling Stockholder is a party; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter, except for liens, encumbrances, equities or claims created by this Agreement, the Lock-Up Agreement, the Custody Agreement and the Power of Attorney, in each case to which such Selling Stockholder is a party;

(v) Such Selling Stockholder has executed and delivered to the Underwriter a lock-up agreement (each, a “Lock-Up Agreement”) substantially as set forth in Schedule III(a) hereto; each such Lock-Up Agreement has been duly authorized by such Selling Stockholder;

(vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii) To the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with such Selling Stockholder’s Information (as defined below), such Selling Stockholder Information contained therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in respect of such Selling Stockholder’s Information. For purposes of this Agreement, with respect to each Selling Stockholder, “Selling Stockholder’s Information” shall mean any written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus, it being understood that the only such information furnished by each Selling Stockholder consists of the statements contained with respect to such Selling Stockholder under the caption “Selling Stockholders”;

(viii) Such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or W-8, as applicable, establishing an exemption from U.S. backup withholding (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(ix) The Shares to be sold by such Selling Stockholder hereunder have been placed in custody under the Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule I hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholders as provided in Section 2 hereof to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(x) The Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriter hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares to be sold by such Selling Stockholder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

2. Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per Share of $21.00, the number of Shares as set forth opposite their respective names in Schedule I hereto.

3. Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be 9:30 a.m., New York time, on September 13, 2013 or such other time and date as the Underwriter and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(m) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at noon, New York City time, on the New York Business Day next preceding the Time of Delivery, or such other time and place as the parties shall agree, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof (in each case, other than due to the filing of a periodic report under the Exchange Act required by the rules and regulations of the Commission thereunder); to advise you and each of the Selling Stockholders, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you and each of the Selling Stockholders with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you and the Selling Stockholders, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it is not otherwise subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(e) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares or the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to equity incentive plans existing on, or upon the conversion, exercise or exchange of securities outstanding as of, the date of this Agreement and), without your prior written consent;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company shall not be required to provide documents that are available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company shall not be required to provide documents that are available through EDGAR;

(h) To use its commercially reasonable efforts to list or maintain the listing of the Shares on the New York Stock Exchange (the “NYSE”);

(i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act; and

(k) Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares or the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.(a) The Company and each of the Selling Stockholders, severally and not jointly, represents and agrees that, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by you and the Company is listed on Schedule II(a) or Schedule II(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document reasonably acceptable to the Underwriter which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7. The Company covenants and agrees with the Underwriter and each of the Selling Stockholders that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the fees, charges and disbursements of one (1) firm of counsel to all of the Selling Stockholders selected by the holders of a majority of the Shares sold by the Selling Stockholders hereunder; (iii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on the NYSE; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with (not to exceed $10,000), securing any required review by FINRA of the terms of the sale of the Shares; (vii) all expenses and taxes arising as a result of the deposit by the Selling Stockholders of the Shares with the Custodian, and of the sale and delivery of the Shares by the Selling Stockholders to or for the account of the Underwriter, including any income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of a Share pursuant to this Agreement; (viii) the fees and expenses (including fees and disbursements of counsel), if any, of the Custodian, other than the fees and expenses to be paid by holders of Shares (other than the Underwriter in connection with the initial purchase of Shares); (ix) the cost of preparing stock certificates, if any; (x) the cost and charges of any transfer agent or registrar; (xi) any stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, payable in any relevant jurisdiction incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriter hereunder; (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (xiii) the Selling Stockholders’ fees and expenses of the Attorneys-in-Fact and the Custodian. Each of the Selling Stockholders agrees severally and not jointly with one another, the Company and the Underwriter that it will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section other than “Registration Expenses” as defined in the Registration Rights Agreement, dated as of November 9, 2009, among the Company and the other parties signatory thereto, which shall be paid by the Company, including: (i) any fees and expenses of counsel for such Selling Stockholder other than as provided above, and (ii) all expenses and transfer and similar taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, and any advertising expenses connected with any offers it may make. In connection with the “road show” undertaken in connection with the marketing of the offering of the Shares, (i) the Company and the Underwriter will each bear their respective proportional share of the costs associated with any aircraft used; (ii) the Company and the Underwriter will each pay their own costs associated with hotel accommodations; (iii) the Underwriter will pay the costs and expenses associated with ground transportation, group functions and any electronic “road show.” All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by or on behalf of the relevant taxing jurisdictions or the United States whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to you such opinion or opinions, dated the Time of Delivery, substantially in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Jones Day, counsel for the Company shall have furnished to you their written opinion dated the Time of Delivery, substantially in the form attached as Annex I(a) hereto;

(d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you its written opinion with respect to each of the Selling Stockholders for whom it is acting as counsel, dated the Time of Delivery, substantially in the form attached as Annex I(b) hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Samil PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex II(b) hereto);

(f)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the date as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the grant or exercise of rights pursuant to equity based incentive plans or arrangements for directors, officers and employees of the Company and its subsidiaries outstanding as of the date of the Pricing Prospectus) or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined under Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Shares at the Time of Delivery shall have been duly listed on the NYSE;

(j) The Company shall have obtained and delivered to the Underwriter executed copies of a Lock-Up Agreement from each stockholder listed on Schedule III(b) hereto and the directors of the Company listed on Schedule III(b) hereto, substantially as set forth in Schedule III(a) hereto;

(k) The Custodian shall have furnished or caused to be furnished to you as of the Time of Delivery a certificate reasonably satisfactory to you evidencing the deposit with it of the Shares;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The Company and each of the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and each of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and each such Selling Stockholder, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and each such Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section; and

(n) The Company shall have furnished to you on the date of the Prospectus at a time prior to the execution of this Agreement and at the Time of Delivery a certificate of the chief financial officer of the Company, substantially in the form attached as Annex III hereto.

9. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any such amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with such Selling Stockholder’s Information, it being understood that the only such information furnished by each Selling Stockholder consists of the statements contained with respect to such Selling Stockholder under the caption “Principal and Selling Stockholders”; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and provided further that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the public offering price of the Shares as set forth in the Prospectus after deducting any underwriting discounts and commissions received by the Underwriter, but without deducting expenses of the Company or Selling Stockholders (“Net Proceeds”).

(c) The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of generally the same allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders (relative as to each other and severally with respect to each other) on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders (relative as to each other and severally with respect to each other) on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders (relative as to each other and severally as to each other) on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders (relative as to each other and severally with respect to each other) bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Selling Stockholder on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Net Proceeds exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Further, each of the Selling Stockholder’s obligations to contribute pursuant to this subsection (e) are several and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to any affiliate of the Company or any Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

11. If for any reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriter for all of its documented out-of-pocket expenses approved in writing by the Underwriter, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule I hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to the Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its Underwriter’s Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriter with respect to the subject matter hereof.

17. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

18. The Company, the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders (and the Company’s and the Selling Stockholders’ employees, representatives and other agents) are authorized to disclose to any and all persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof for the Company and you plus one for each counsel, and upon the acceptance hereof by you this Agreement and such acceptance hereof shall constitute a binding agreement among the Underwriter, each of the Selling Stockholders and the Company.

[Signature page follows]

Very truly yours,

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ John McFarland
Name: John McFarland
Title: Executive Vice President, General Counsel and Secretary

[Underwriting Agreement]

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

By:	/s/ Randal Klein
Name: Randal Klein
Title: Attorney-in-Fact

By:	/s/ Brian Mulhern
Name: Brian Mulhern
Title: Attorney-in-Fact

AVENUE SPECIAL SITUATIONS FUND V, L.P.

By:	/s/ Randal Klein
Name: Randal Klein
Title: Attorney-in-Fact

By:	/s/ Brian Mulhern
Name: Brian Mulhern
Title: Attorney-in-Fact

AVENUE – CDP GLOBAL OPPORTUNITIES FUND, L.P.

By:	/s/ Randal Klein
Name: Randal Klein
Title: Attorney-in-Fact

By:	/s/ Brian Mulhern
Name: Brian Mulhern
Title: Attorney-in-Fact

[Underwriting Agreement]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

[Underwriting Agreement]

SCHEDULE I

Total Number of Shares to be Sold
The Selling Stockholders:
Avenue Special Situations Fund V, L.P. (a)(b)	877,034
Avenue Special Situations Fund IV, L.P. (a)(b)	702,664
Avenue CDP-Global Opportunities Fund, L.P. (a)(b)(c)	120,302

Total	1,700,000

(a)	This Selling Stockholder has appointed Randal Klein and Brian Mulhern, and each of them, as Attorneys-in-Fact for such Selling Stockholder.
(b)	This Selling Stockholder is represented by Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Ave., Suite 4100, Dallas, TX 75201.
(c)	This Selling Stockholder is represented by Walkers Global, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9001, Cayman Islands.

SCHEDULE I – 1

SCHEDULE II

Issuer Free Writing Prospectuses

(a)	None.

(b)	Information, other than the Pricing Prospectus, that comprises the Pricing Disclosure Package:

Number of Shares: 1,700,000

Public offering price per Share: $21.20

Applicable Time: 6:10 p.m. New York City time on September 9, 2013

SCHEDULE II – 1

SCHEDULE III(a)

Form of Lock-up Agreement

[DATE]

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Re:	MagnaChip Semiconductor Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement with MagnaChip Semiconductor Corporation, a Delaware corporation (the “Company”), and the selling stockholders named in Schedule I to such agreement (the “Selling Stockholders”), providing for a public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (No. 333-180695) filed with the Securities and Exchange Commission (the “SEC”). The undersigned is an owner of record or the beneficial owner of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock.

In consideration of the agreement by you to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that except as expressly provided below, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”) other than any shares sold pursuant to the Offering or as otherwise provided herein. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement;

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. The Company shall promptly notify the undersigned in writing in the event the Lock-Up Period is extended pursuant to the previous paragraph.

SCHEDULE III(a) – 1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts or by will, testamentary document or intestate succession, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) in dispositions not involving a change in beneficial ownership, (iv) in dispositions to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or settlement agreement, (v) if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary, (vi) if the undersigned is a corporation, limited liability company or partnership, to any affiliate (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), (vii) if the undersigned is a partnership or limited liability company, to the partners, former partners, members or former members of the undersigned, as applicable, or to the estates of any such partners, former partners, members or former members, (viii) to the extent involving transactions of shares of the Shares or other securities acquired in open market transactions after the Public Offering Date or (ix) with your prior written consent; provided, however, that in any of (ii), (iii), (v), (vi) or (vii) such transfer shall not involve a disposition for value, and provided further that in any of (i) through (vii) above, but not (viii), that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; and provided further that, in the cases of (i) through (viii) above, it shall be a condition to any such transfer that no public reports, including but not limited to reports pursuant to Rule 144 of the Securities Act, pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or pursuant to any other regulatory agency are required to be filed by the undersigned during the Lock-Up Period (as may have been extended pursuant to the terms of this Lock-Up Agreement) and no such reports are voluntarily filed, and no public announcements are voluntarily made, by the undersigned during the Lock-Up Period (as may have been extended pursuant to the terms of this Lock-Up Agreement). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (ix) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry, during the Lock-Up Period only, of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition to the provisions of the preceding paragraph and notwithstanding anything to the contrary herein, the undersigned may enter into an agreement to allow brokerage sales of all or a portion of the Undersigned’s Shares pursuant to Rule 10b5-1 of the Exchange Act, provided that (i) no public announcement or disclosure of entry into such agreement is made or required to be made and (ii) any such brokerage sales may not occur prior to the expiration of the Lock-Up Period (as the same may have been extended as provided for above).

This Lock-Up Agreement shall lapse and become null and void (i) upon written notice from the Company to you that the Company or the Selling Stockholders do not intend to proceed with the Offering or wish to terminate the engagement of you of the Offering or (ii) the Offering shall not have occurred on or before September 30, 2013.

SCHEDULE III(a) – 2

The undersigned understands that you and the Company are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

SCHEDULE III(a) – 3

SCHEDULE III(b)

Stockholders Party to Lock-up Agreements

1.	Avenue-CDP Global Opportunities Fund, L.P.

2.	Avenue Special Situations Fund IV, L.P.

3.	Avenue Special Situations Fund V, L.P.

4.	Avenue International Master, L.P.

5.	Avenue Investments, L.P.

Directors Party to Lock-up Agreements

1.	Randal Klein

2.	Brian Mulhern

SCHEDULE III(b) – 1

ANNEX I(a)

FORM OF JONES DAY OPINION

1.	The Company is a corporation existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business and to own or lease its properties as described in the General Disclosure Package (as defined below) and the Prospectus (as defined below).

2.	The Underwriting Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Company.

3.	The Company has an authorized equity capitalization as set forth under the caption “Description of Common Stock” in the General Disclosure Package and the Prospectus.

4.	The Shares have been authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable.

5.	The holders of shares of Common Stock are not entitled to any pre-emptive rights pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) or the Bylaws of the Company (the “Bylaws”).

6.	No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Underwriting Agreement by the Company, except (i) such as have been obtained or made under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), and the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) as may be required under state securities or “blue sky” laws.

7.	The execution, delivery and performance of the Underwriting Agreement by the Company and the compliance with the terms and provisions of the Underwriting Agreement by the Company will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal and state securities or “blue sky” laws, as to which we express no opinion in this paragraph), or any order or decree of any court, arbitrator or governmental agency that is binding upon the Company, its subsidiaries or their respective properties or violate or result in a default under any of the terms and provisions of the Certificate of Incorporation or the Bylaws or any agreement to which the Company is a party or bound (this opinion being limited (i) to those orders and decrees identified on Exhibit A attached hereto and to those agreements identified on Exhibit B attached hereto and (ii) in that we express no opinion with respect to any violation or default (A) not readily ascertainable from the face of any such order, decree or agreement, (B) arising under or based upon any cross-default provision insofar as it relates to a violation of or default under an agreement not identified on Exhibit B attached hereto or (C) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

ANNEX I(a) – 1

8.	To our Actual Knowledge (as defined below), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as disclosed in the General Disclosure Package and the Prospectus and on Exhibit B attached hereto, or to require the Company to include such securities with the Common Stock registered pursuant to the Registration Statement (as defined below) (this opinion being limited to those agreements identified on Exhibit B attached hereto).

9.	The statements contained in the General Disclosure Package and the Prospectus under the caption “Description of Common Stock,” “Compensation Discussion and Analysis—MagnaChip Semiconductor LLC 2009 Common Unit Plan,” “Compensation Discussion and Analysis—2011 Equity Incentive Plan,” and “Compensation Discussion and Analysis—2011 Employee Stock Purchase Plan,” insofar as such statements purport to summarize provisions of the DGCL, the Certificate of Incorporation and the Bylaws, the Registration Rights Agreement, the MagnaChip Semiconductor LLC 2009 Common Unit Plan, the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan, and the MagnaChip Semiconductor Corporation 2011 Employee Stock Purchase Plan, present fair summaries of such provisions and plans in all material respects.

10.	The statements contained in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders,” insofar as such statements purport to summarize provisions of U.S. federal income tax law, present fair summaries of such provisions in all material respects.

11.	The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

We have participated in the preparation of the Company’s Registration Statement on Form S-3 (Registration No. 333-180695) (the “Registration Statement”), the preliminary prospectus supplement, dated September 9, 2013 (together with the prospectus, dated April 26, 2012 (the “Base Prospectus”), the “Preliminary Prospectus”), the information set forth on Schedule II to the Underwriting Agreement (together with the Preliminary Prospectus, the “General Disclosure Package”) and the prospectus supplement, dated September 9, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). Each of the Registration Statement, the General Disclosure Package and the Prospectus includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (collectively, the “Exchange Act Documents”). From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Samil PricewaterhouseCoopers, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, with the Underwriter and with counsel to the Underwriter concerning the information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the responses to various items in Form S-3. Based upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of September 9, 2013, which is the date that you have identified as the earlier of the date the Prospectus was first used or the date of the first contract of sale of the Shares (such date, the “Effective Date”), and the Prospectus, as of the Effective Date, complies as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and that each of the Exchange Act Documents that was filed with the Securities and Exchange Commission (the “Commission”) prior to the date hereof at the time of filing complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations, except that we express no view with respect to the financial statements and reports relating thereto, financial schedules and other financial data included or incorporated by reference therein or excluded therefrom.

ANNEX I(a) – 2

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraphs 9 and 10 above) of the information included or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus. Based on our participation and discussions described above, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the General Disclosure Package, as of [    ] p.m. New York City time on September [    ], 2013 (which is the time that you have informed us was prior to the first contract of sale of any Shares by the Underwriter), included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of the Effective Date and as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to the financial statements and reports relating thereto, financial schedules and other financial data included or incorporated by reference therein or excluded therefrom.

The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Securities Act.

ANNEX I(a) – 3

ANNEX I(b)

FORM OF SELLING STOCKHOLDER COUNSEL OPINION

1.	The Underwriting Agreement has been duly authorized by all necessary partnership action and duly and validly executed and delivered by or on behalf of the Selling Stockholder acting through the Attorneys-in-Fact.

2.	Each of the Power of Attorney and the Custody Agreement has been duly authorized by all necessary partnership action, executed and delivered by the Selling Stockholder and constitutes the valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

3.	Upon (a) delivery to The Depository Trust Company (“DTC”) (and registration of its nominee, Cede & Co., as the registered owner by the Depositary) of the Shares to be purchased by the Underwriters under the Underwriting Agreement, (b) payment by the Underwriters of the purchase price for such Shares specified in Section 2 of the Underwriting Agreement in accordance with the terms of the Underwriting Agreement and (c) indication by DTC in its records by book entry that such Shares have been credited solely to a securities account of the Underwriter, at DTC, (x) DTC will be a protected purchaser thereof and (y) the Underwriter will have acquired a valid security entitlement thereto and, to the extent governed by the NY UCC, an action based on an adverse claim thereto may not be asserted against the Underwriter, assuming that DTC has no notice of an adverse claim to such Shares and the Underwriter has no notice of an adverse claim to such financial asset.

4.	(a) The sale of the Shares and the performance by the Selling Stockholder of its obligations under the Underwriting Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the transactions contemplated therein will not (i) result in any violation of the provisions of the certificate of limited partnership or the limited partnership agreement of the Selling Stockholder, or any applicable [Included Law] of any governmental agency or body having jurisdiction over the Selling Stockholder, or any of its properties or (ii) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any (A) indenture(s), (B) note(s), (C) loan agreements(s), (D) mortgages(s), (E) deed(s) of trust, (F) security agreements, (G) other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness, and (H) other written agreement(s) or instruments, in each case of (A) through (H) identified to us by an officer or member of the Selling Stockholder or its direct or indirect general partner as material to the Selling Stockholder and listed on Schedule [ ] hereto or any court or governmental (w) orders, (x) writs, (y) judgments or (z) decrees directed to the Selling Stockholder, in each case of (w) through (z) identified to us by an officer or member of the Selling Stockholder or its direct or indirect general partner as material to the Selling Stockholder and listed on Schedule [ ] hereto; and (b) no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the [Included Laws] for the sale of the Shares or the consummation by the Selling Stockholder of the other transactions contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under federal securities Laws or state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters.

ANNEX I(b) – 1

In rendering the above opinions, such counsel may rely upon a certificate of the Selling Stockholder in respect of matters of fact with respect to the Selling Stockholder.

ANNEX I(b) – 2

ANNEX II(a)

FORM OF SAMIL PRICEWATERHOUSECOOPERS LETTER

We have audited:

1.	the consolidated financial statements of MagnaChip Semiconductor Corporation (the “Company”) and subsidiaries as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 included in the Company’s annual report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) and

2.	the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012.

The consolidated financial statements referred to above are all incorporated by reference in the registration statement (No. 333-180695) on Form S-3 filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, including the preliminary prospectus supplement dated September 9, 2013 is herein referred to as the “Registration Statement.”

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2012; although we have conducted an audit for the year ended December 31, 2012, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2012 and for the year then ended, but not on the consolidated financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheets and the unaudited consolidated statements of operations, of comprehensive income, of cash flows and of changes in stockholders’ equity included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, incorporated by reference in the Registration Statement (the “Form 10-Qs”), or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2012. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2012. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2012.

ANNEX II(a) – 1

4.	For purposes of this letter, we have read the minutes of the 2013 meetings of the stockholders, the Board of Directors, the compensation committee and the audit committee of the Company as set forth in the minute books at September 6, 2013, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to September 6, 2013 (our work did not extend to the period from September 7, 2013 to September 9, 2013, inclusive) as follows:

a.	With respect to the three-month periods ended March 31, 2013 and 2012 and the three- and six-month periods ended June 30, 2013 and 2012, we have:

(i)	performed the procedures (completed on May 3, 2013 and August 5, 2013, respectively) specified by the PCAOB for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited consolidated financial statements as of March 31, 2013 and for the three-month periods ended March 31, 2013 and 2012 and as of June 30, 2013 and for the three- and six-month periods ended June 30, 2013 and 2012 included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, respectively, incorporated by reference in the Registration Statement; and

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in a.(i) above comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.	With respect to the period from July 1, 2013 to July 31, 2013, we have:

(i)	read the unaudited consolidated financial data of the Company and subsidiaries for July of both 2013 and 2012 furnished to us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to July 31, 2013 were available. The financial information for July of both 2013 and 2012 is incomplete in that it omits the statement of cash flows and other disclosures.

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b.(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	(i) Any material modifications should be made to the unaudited consolidated financial statements described in 4.a.(i), incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

ANNEX II(a) – 2

(ii) The unaudited consolidated financial statements described in 4.a.(i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.	(i) at July 31, 2013 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the June 30, 2013 unaudited consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from July 1, 2013 to July 31, 2013, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total net income attributable to common shares, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except that the unaudited condensed consolidated balance sheet as of July 31, 2013, which we were furnished by the Company, showed increases in capital stock and long-term debt and a decrease in stockholders’ equity from June 30, 2013 and the unaudited condensed consolidated statement of operations for the period from July 1, 2013 to July 31, 2013, which we were furnished by the Company, showed decreases in consolidated net sales and the total net income attributable to common shares from the corresponding period in the preceding year as follows (in thousands of US dollars):

	Long-term debt	Capital stock	Stockholders’ equity
June 30, 2013	$201,801	$400	$316,427
July 31, 2013	$223,878	$402	$305,245

	Net sales	Total net income (loss)
July 1, 2012 – July 31, 2012	$50,403	$11,279
July 1, 2013 – July 31, 2013	$49,071	$(10,954)

6.	As mentioned in 4.b., Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to July 31, 2013 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after July 31, 2013 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at September 6, 2013 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the June 30, 2013 unaudited consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from July 1, 2013 to September 6, 2013, there were any decreases, as compared with the period from July 1, 2012 to September 6, 2012, in consolidated net sales or in the total net income attributable to common shares.

ANNEX II(a) – 3

Those officials referred to above stated that they cannot comment on any such increases or decreases in consolidated net current assets (working capital), stockholders’ equity, consolidated net sales, or the total or per-share amounts of net income attributable to common shares for the periods referred to above.

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change in capital stock and increase in long-term debt, except that we have been informed by officials of the Company that at September 6, 2013, there was an increase in capital stock by $4,266.76 as compared with the amounts shown in the June 30, 2013 unaudited consolidated balance sheet and there continues to be an increase in long-term debt that is estimated to be approximately the same as set forth in 5, and except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached copy of the prospectus supplement forming part of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

A	Compared to a corresponding amount in the audited consolidated financial statements of the Company included in the Form 10-K which is incorporated by reference in the Registration Statement and found such amounts to be in agreement, after giving effect for rounding differences, if applicable. However, we make no comment as to the appropriateness or manner in which the Company’s classifications between Display Solutions, Power Solutions, Semiconductor Manufacturing Services and All other sales have been made. We make no comment as to the appropriateness of the Company’s methodology in allocating costs to each segment. We make no comment about the Company’s definition, calculation or presentation of its net sales by geographic region.

B	Compared to a corresponding amount in the audited consolidated financial statements of the Company not included or incorporated by reference in the Registration Statement and found such amounts to be in agreement, after giving effect for rounding differences, if applicable.

C	Compared to a corresponding amount in the Company’s unaudited interim consolidated financial statements included in the Form 10-Qs which are incorporated by reference in the Registration Statement and found such amounts to be in agreement, after giving effect for rounding differences, if applicable.

D	Recomputed the amounts, percentages or ratios derived from the audited consolidated financial statements of the Company or included in the Form 10-K which is incorporated by reference in the Registration Statement, and found the computation to be mathematically correct, except for rounding differences. However, we make no comment as to the reasons given for the related changes between periods.

ANNEX II(a) – 4

E	Recomputed the amounts, percentages or ratios derived from the audited consolidated financial statements of the Company not included or incorporated by reference in the Registration Statement and found the computation to be mathematically correct, except for rounding differences. However, we make no comment as to the reasons given for the related changes between periods.

F	Recomputed the amounts, percentages or ratios derived from the unaudited interim consolidated financial statements of the Company included in the Form 10-Qs which are incorporated by reference in the Registration Statement and found the computation to be mathematically correct, except for rounding differences. However, we make no comment as to the reasons given for the related changes between periods.

G	Compared amount or percentage to corresponding amount or percentage in the schedules prepared by the Company from its accounting records and found such amount or percentage to be in agreement. We (a) agreed the amounts on the schedules to the Company’s accounting records for the corresponding period and found them to be in agreement, except for rounding differences; and (b) proved the mathematical accuracy of the schedules, except for rounding differences. However, we make no comment about the Company’s definition, calculation or presentation of its 10 largest customers, its net sales through its direct sales force or through its network of authorized agents and distributors, its net sales to LG Display or its revenue from customers in geographic regions.

H	Compared to the schedules prepared by the Company from its accounting records and recomputed the depreciation and amortization associated with continuing operations and found such amounts to be in agreement. We (a) agreed total depreciation and amortization amounts on the schedules to the Company’s accounting records for the corresponding period and found them to be in agreement, except for rounding differences; and (b) proved the mathematical accuracy of the schedules, except for rounding differences. However, we make no comment as to the appropriateness or manner of classifications between Display Solutions, Power Solutions, Semiconductor Manufacturing Services and All other, which are collectively considered as continuing operations, and Imaging Solutions. We make no comment as to the appropriateness of the Company’s methodology in calculating the allocation ratio of each segment.

ANNEX II(a) – 5

I	Compared or recomputed amount or percentage to a schedule prepared by the Company from its accounting records, as applicable, and found such amount or percentage to be in agreement, except for rounding differences. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct, except for rounding differences. However, we make no comment with respect to classification or reasons given for changes between periods. We make no comment as to the classification of amounts between audit fees, audit-related fees, tax fees or all other fees.

J	Compared to a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct, except for rounding differences. It should be noted that Adjusted EBITDA, Adjusted EBITDA per common share, Adjusted Net Income (loss) and Adjusted Net Income per common share are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of Adjusted EBITDA, Adjusted EBITDA per common share, Adjusted Net Income (loss) and Adjusted Net Income per common share or their usefulness for any purpose.

K	Reserved

L	Compared or recomputed amount to a schedule prepared by the Company from its accounting records and found such amount to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts from accounting records and found such amounts to be in agreement and (b) recomputed the amounts expressed in US Dollars (USD), based on the corresponding amounts expressed in Korean Won (KRW), using exchange rates of USD 1 : KRW 1,145.85 for compensation paid for January 2012; USD 1 : KRW 1,123.35 for February 2012; USD 1 : KRW 1,125.90 for March 2012; USD 1 : KRW 1,135.55 for April 2012; USD 1 : KRW1,154.27 for May 2012; USD 1 : KRW1,165.51 for June 2012; USD 1 : KRW 1,143.36 for July 2012; USD 1 : KRW 1,131.69 for August 2012; USD 1 : KRW1,124.78 for September 2012; USD 1 : KRW 1,106.93 for October 2012; USD 1 : KRW 1,087.52 for November 2012; USD 1 : KRW 1,076.97 for December 2012; USD 1 : KRW 1,120.07 for January 2011; USD 1 : KRW 1,118.14 for February 2011; USD 1 : KRW1,122.45 for March 2011; USD 1 : KRW 1,086.84 for April 2011; USD 1 : KRW1.083.54 for May 2011; USD 1 : KRW 1,081.27 for June 2011; USD 1 : KRW 1,059.50 for July 2011; USD 1 : KRW 1,073.17 for August 2011; USD 1 : KRW 1,118.61 for September 2011; USD 1 : KRW 1,155.45 for October 2011; USD 1 : KRW 1,132.31 for November 2011; USD 1 : KRW1,147.45 for December 2011; USD 1 : KRW 1,138.82 for January 2010; USD 1 : KRW 1,157.08 for February 2010; USD 1 : KRW 1,137.64 for March 2010; USD 1 : KRW1,117.11 for April 2010; USD 1 : KRW 1,163.11 for May 2010; USD 1 : KRW 1,212.33 for June 2010; USD 1 : KRW 1,207.30 for July 2010; USD 1 : KRW 1,179.92 for August 2010; USD 1 : KRW 1,167.01 for September 2010; USD 1 : KRW1,123.45 for October 2010; USD 1 : KRW 1,126.20 for November 2010; USD 1 : KRW 1,147.55 for December 2010, respectively, giving effect to rounding where applicable, and found such amounts to be mathematically correct. However, we make no comment on the appropriateness of the exchange rate used to translate the relevant figures recorded in KRW to USD.

We make no comment regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

ANNEX II(a) – 6

M	Compared or recomputed amount to a schedule prepared by the Company from its accounting records and found such amount to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts from accounting records and found such amounts to be in agreement and (b) recomputed the amounts expressed in US Dollars (USD), based on the corresponding amounts expressed in Korean Won (KRW), using exchange rate of USD 1 : KRW 1,116.10 for compensation paid on March 12, 2012, giving effect to rounding where applicable, and found such amounts to be mathematically correct. However, we make no comment on the appropriateness of the exchange rate used to translate the relevant figures recorded in KRW to USD.

We make no comment regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

N	Compared to a corresponding amount in the Company’s unaudited interim consolidated financial statements not included or incorporated by reference in the Registration Statement and found such amounts to be in agreement, after giving effect for rounding differences, if applicable.

O	Recomputed the amounts, percentages or ratios derived from the unaudited interim consolidated financial statements of the Company not included or incorporated by reference in the Registration Statement and found the computation to be mathematically correct, except for rounding differences. However, we make no comment as to the reasons given for the related changes between periods.

8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

ANNEX II(a) – 7

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist Barclays Capital Inc. in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

11.	This letter is intended for use within the United States in connection with the offering or sale of securities. It is not to be used in any other jurisdiction whatsoever.

ANNEX II(a) – 8

ANNEX II(b)

FORM OF SAMIL PRICEWATERHOUSECOOPERS LETTER

We refer to our letter of September 9, 2013, relating to the Registration Statement (No. 333-180695) on Form S-3 of MagnaChip Semiconductor Corporation (the “Company”). We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter, except that for the purposes of this letter:

1.	The Registration Statement to which this letter relates includes the prospectus supplement dated September 9, 2013.

2.	The reading of minutes described in paragraph 4 of that letter has been carried out through [new cutoff date].

3.	The procedures and inquiries covered in paragraph 4 of that letter were carried out to [new cutoff date] (our work did not extend to the period from [next day after new cutoff date] to [date of letter], inclusive).

4.	The references to September 6, 2013 in paragraph 6 of that letter are changed to [new cutoff date].

5.	The procedures performed in paragraph 7 of that letter are amended to include the attached copy of the prospectus supplement dated September 9, 2013.

This letter is solely for the information of the addressees and to assist Barclays Capital Inc. in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

ANNEX II(b) – 1